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                                                                                   EXHIBIT 12.1


                                                XTRA CORPORATION
                            STATEMENT OF THE CALCULATION OF EARNINGS TO FIXED CHARGES
                            ---------------------------------------------------------
                                FOR THE SIX MONTHS ENDED MARCH 31, 1995 AND 1994
                                              (MILLIONS OF DOLLARS)
                                                   (UNAUDITED)


                                                                          1995             1994
                                                                          ----             ----
  EARNINGS
  Income from operations before provision for income taxes             $   56.0         $   47.9
    Add: Fixed charges (below)                                             16.7             18.5
                                                                       --------         --------
                                                                       $   72.7         $   66.4
                                                                       ========         ========

  FIXED CHARGES
    Interest expense                                                   $   16.5         $   16.7
    Interest portion of rent expense                                        0.2              1.8
                                                                       --------         --------
                                                                       $   16.7         $   18.5
                                                                       ========         ========




    Ratio of Earnings to Fixed Charges                                      4.4              3.6
                                                                       ========         ========

Note:  For purposes of computing the ratio of earnings to fixed charges, "earnings" represents income from operations before taxes plus fixed charges. "Fixed charges" for operations consist of interest on indebtedness and the portion of rental expense which represents interest.

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